1.1 Basic Lease Terms.

A. REFERENCE DATE OF LEASE	February 15, 2008
B. TENANT:	Columbia River Bank
Trade Name:	Columbia River Bank
Address (Leased Premises):	805 Broadway, Suite 600 Vancouver, WA 98660
Address (For Notices):	Columbia River Bank Corporate Business Services PO Box 1050 The Dalles, OR 97058
With a copy to:	Columbia River Bank 805 Broadway, Suite 600 Vancouver, WA 98660
C. LANDLORD:	RS Holdings, LLC
Address (For Notices):	610 SW Alder, Suite 1221 Portland, OR 97205 (503) 223-4128 or (800) 240-2335

D. PREMISES: Suite 600 in the Bank of America Building (the "Building") at 805 Broadway in Vancouver, Washington, as generally shown on Exhibit A hereto.

E. PREMISES AREA: Approximately 20,193 Rentable Square Feet (See Exhibit "A")

F. BUILDING AREA: Approximately 201,843 Rentable Square Feet

G. TENANT'S PROPORTIONATE SHARE: 10.0%. The percentage is obtained by dividing the rentable square feet of the Premises by the total number of rentable square feet of the Building. Landlord may modify Tenant's Proportionate Share if the Building size is increased or decreased, as the case may be.

H. TENANT'S PERMITTED USE OF PREMISES: General Business Office and any other use permitted under all applicable laws and zoning.

I. TERM OF LEASE: Commencement Date:	**March 1, 2008**
Expiration Date:	**April 30, 2013**
Number of Full Calendar Months:	**62**

J. INITIAL BASE MONTHLY RENT: **$32,813.63 plus parking $841.38 equals $33,655.01**

K. BASE RENT ADJUSTMENT:

Effective Date of Rent Increase	New Base Monthly Rent	Parking Per Month
March, 2008	$32,813.63	$841.38
April, 2008	$Free rent	$841.38
May 1, 2008	$Free rent	$841.38

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L. BASE YEAR: REAL PROPERTY TAXES 2008 EXPENSES 2008

M. PARKING: 20 Valet Spaces on site at the rate of $841.38 per month. Landlord will assist Tenant in securing 50 off site parking stalls at market rates.

N. PREPAID RENT: Upon execution of this Lease, Tenant shall deposit with Landlord $32,813.63 plus parking $841.38 equals $33,655.01 (the "Prepaid Rent and Parking") which shall be Base Monthly Rent and Parking due for **March 2008** of the Lease term.

O. SECURITY DEPOSIT: NA

P. BROKER(S): Mark R. Carnese, Cushman & Wakefield, Landlord's Broker

Q. GUARANTOR(S): Columbia River Bank

For valuable consideration, Landlord and Tenant covenant and agree as follows:

1.2 Lease of Premises.

Landlord leases to Tenant the premises described in the Basic Lease Terms and shown on Exhibit A (the "Premises"), located in the Building, subject to the terms and conditions of this Lease.

1.3 Delivery of Possession and Commencement.

Landlord shall have no liability to Tenant for delay in delivering possession. The expiration date of this Lease shall be the date stated in the Basic Lease Terms or, if later, the last day of the calendar month that is the number of full calendar months stated in the Basic Lease Terms from the month in which the commencement date occurs. Tenant's occupancy of the Premises shall constitute conclusive acceptance of the amount of square footage stated herein, and of the condition of the Premises.

2.1 Rent Payment.

Tenant shall pay to Landlord the Base Rent for the Premises and any additional rent provided herein, without deduction or offset. At the same time as execution of the Lease, Tenant shall pay the Base Rent for the first full month of the Lease term for which rent is payable. Rent is payable in advance on the first day of each month commencing on the commencement date of this Lease. Additional rent means amounts determined under Section 19 of this Lease and any other sums payable by Tenant to Landlord under this Lease. Rent not paid when due shall bear interest at the rate of 1 1/2 percent per month, or if less the maximum applicable rate of interest permitted by law, until paid. Landlord may at its option impose a late charge of the greater of $.05 for each $1 of rent or $50 for rent payments made more than ten (10) days late in lieu of interest for the first month of delinquency. Tenant acknowledges that late payment by Tenant to Landlord of any rent or other sums due under this Lease will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to ascertain, and that such late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of any such late payment and is not a penalty. Neither imposition nor collection nor failure to impose or collect such late charge shall be considered a waiver of any other remedies available for default. In addition to such late charge, an additional charge of $75 shall be recoverable by Landlord for any returned checks.

2.2 Prepaid Rent.

Upon the execution of this Lease, Tenant shall pay to Landlord the prepaid rent set forth in the Basic Lease Terms. Landlord's obligations with respect to the prepaid rent are those of a debtor and not of a trustee, and Landlord can commingle the prepaid rent with Landlord's general funds. Landlord shall not be required to pay Tenant interest on the prepaid rent. Landlord shall be entitled to immediately endorse and cash Tenant's prepaid rent; however, such endorsement and cashing shall not constitute Landlord's

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acceptance of this Lease. In the event Landlord does not accept this Lease, Landlord shall promptly return said prepaid rent to Tenant

3.1 Security Deposit.

NA

4.1 Use.

Tenant shall use the Premises as a business for the Tenant's Permitted Use stated in the Basic Lease Terms and for no other purpose without Landlord's written consent. In connection with its use, Tenant shall at its expense promptly comply and cause the Premises to comply with all applicable laws, ordinances, rules, and regulations of any public authority ("Laws") and shall not annoy, obstruct, or interfere with the rights of other tenants of the Building. Tenant shall create no nuisance nor allow any objectionable fumes, noise, light, vibration, radiation, or electromagnetic waves to be emitted from the Premises. If any sound or vibration produced by Tenant's activities is detectable outside of the Premises, Tenant shall provide such insulation as is required to muffle such sound or vibration and render it undetectable at Tenant's cost. Tenant shall not conduct any activities that will increase Landlord's insurance rates for any portion of the Building or that will in any manner degrade or damage the reputation of the Building. Tenant shall pay before delinquency all taxes, assessments, license fees and public charges levied, assessed or imposed upon its business operations as well as upon all trade fixtures, leasehold improvements, merchandise and other personal property in or about the Premises.

4.2 Equipment.

Tenant shall install in the Premises only such equipment as is customary for Tenant's Permitted Use and shall not overload the floors or electrical circuits of the Premises or Building or alter the plumbing or wiring of the Premises or Building. Landlord must approve in advance the location of and manner of installing any wiring or electrical, heat generating, climate sensitive, or communication equipment or exceptionally heavy articles. All telecommunications equipment, conduit, cables and wiring, additional dedicated circuits, and any additional air conditioning required because of heat generating equipment or special lighting installed by Tenant shall be installed and operated at Tenant's expense and, at Landlord's written request shall be removed by Tenant at Tenant's sole cost and expense. Landlord shall have no obligation to permit the installation of equipment by any telecommunications provider whose equipment is not then servicing the Building. Tenant shall have no right to install any equipment on or through the roof of the Building, or use or install or store any equipment or other items outside of the interior boundary of the Premises.

4.3 Signs and Other Installations.

No signs, awnings, or other apparatus shall be painted on or attached to the Building or anything placed on any glass or woodwork of the Premises or positioned so as to be visible from outside the Premises, including any window covering (e.g., shades, blinds, curtains, drapes, screens, or tinting materials) without Landlord's written consent, and Landlord's approval as to design, size, location, and color. All signs installed by Tenant shall comply with Landlord's standards for signs and all applicable codes and all signs and sign hardware shall be removed upon termination of this Lease with the sign location restored to its former state unless Landlord elects to retain all or any portion thereof. Tenant may not install any alarm boxes, foil protection tape, or other security equipment on the Premises without Landlord's prior written consent. Any material violating this provision may be removed and disposed by Landlord without compensation to Tenant, and Tenant shall reimburse Landlord for the cost of the same upon request.

4.4 Parking.

If a number of parking spaces is designated in the Basic Lease Terms, then during the term of this Lease, Landlord shall make available to Tenant's employees such number of parking space(s) at the parking lot servicing the Building. Landlord's obligation pursuant to this Section shall be limited to making such spaces available in whatever manner Landlord deems appropriate (attended, unattended, marked stalls, or other means), as long as the number of spaces referred to are made available to Tenant. Tenant shall be

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required to pay as rental for the spaces made available to, and used by, Tenant the established parking rates for the Building or lot (as the case may be), as adjusted from time to time, and such sum shall be additional rent payable under this Lease.

5.1 Utilities and Services.

Landlord will furnish water and electricity to the Building at all times and will furnish heat and air conditioning (if the Building is air conditioned), at building standard levels, during the normal Building hours as established by Landlord. Janitorial service will be provided in accordance with the regular schedule of the Building, which schedule and service may change from time to time. Tenant shall comply with all government laws or regulations regarding the use or reduction of use of utilities on the Premises. Interruption of services or utilities shall not be deemed an eviction or disturbance of Tenant's use and possession of the Premises, render Landlord liable to Tenant for damages, or relieve Tenant from performance of Tenant's obligations under this Lease. Landlord shall take all reasonable steps to correct any interruptions in service caused by defects in utility systems within Landlord's reasonable control. Electrical service furnished will be 110 volts unless different service already exists in the Premises. Tenant shall provide its own surge protection for power furnished to the Premises. Landlord shall have the exclusive right to choose the utility service providers to the Premises and may change providers at its discretion. Tenant shall cooperate with Landlord and the utility service providers at all times as reasonably necessary, and shall allow Landlord and utility service providers, reasonable access to the pipes, lines, feeders, risers, wiring, and any other machinery within the Premises. Tenant shall not contract or engage any other utility provider without prior written approval of Landlord, which approval Landlord may withhold or condition in Landlord's discretion.

5.2 Extra Usage.

If Tenant uses excessive amounts of utilities or services of any kind because of operation outside of normal Building hours, high demands from office machinery and equipment, nonstandard lighting, or any other cause, Landlord may impose a reasonable charge for supplying such extra utilities or services, which charge shall be payable monthly by Tenant in conjunction with rent payments. In case of dispute over any extra charge under this Section, Landlord shall designate a qualified independent engineer whose decision shall be conclusive on both parties. Landlord and Tenant shall each pay one-half of the cost of such determination. Landlord reserves the right to install separate meters for any such utility and to charge Tenant for the cost of such installation.

5.3 Security.

Landlord may but shall have no obligation to provide security service or to adopt security measures regarding the Premises, and Tenant shall cooperate with all reasonable security measures adopted by Landlord. Tenant may install a security system within the Premises with Landlord's written consent which will not be unreasonably withheld. Landlord will be provided with an access code to any security system and shall not have any liability for accidentally setting off Tenant's security system. Landlord may modify the type or amount of security measures or services provided to the Building or the Premises at any time without notice.

6.1 Maintenance and Repair.

6.1.1 Landlord shall maintain and repair in good condition the Building structure, roof, exterior walls and doors, exterior windows, and common areas of the Building, and the electrical, mechanical, plumbing, heating and air conditioning systems, facilities and components located in the Building that are used in common by all tenants of the Building (including replacing building standard light bulbs). Tenant shall maintain and repair the Premises in good condition, including, without limitation, maintaining and repairing all walls, floors, and ceilings, all interior doors, partitions, and windows, and all Premises systems, fixtures, and equipment that are not the maintenance responsibility of Landlord, as well as damage caused by Tenant, its agents, employees, contractors, or invitees.

6.1.2 Landlord shall have no liability for failure to perform required maintenance and repair unless written notice of such maintenance or repair is given by Tenant and Landlord fails to commence efforts to remedy the problem in a reasonable time and manner. Landlord shall have the right to erect scaffolding and other apparatus necessary for the purpose of making repairs or alterations to the Building and Landlord shall have no liability for interference with Tenant's use because of such work. Work may be done during normal business hours. Tenant shall have no claim against Landlord for any interruption or reduction of services or interference with Tenant's occupancy caused by Landlord's maintenance and repair, unless Landlord's failure to repair is the result of Landlord's intentional acts or omissions, or Landlord's gross negligence, or Landlord unreasonably delays in making such maintenance or repairs.

6.1.3 Landlord's cost of repair and maintenance shall be considered "operating expenses" for purposes of Section 19.3, except that repair of damage caused by negligent or intentional acts or breach of this Lease by Tenant, its contractors, agents, or invitees shall be at Tenant's expense.

6.2 Alterations.

6.2.1 Tenant shall not make any alterations, additions, or improvements to the Premises, change the color of the interior, or install any wall or floor covering without Landlord's prior written consent which may not be unreasonably withheld. Should Landlord consent in writing to Tenant's alteration of the Premises, Tenant shall contract with a contractor approved by Landlord for the construction of such alterations, shall secure all appropriate governmental approvals and permits, and shall complete such alterations with due diligence in compliance with the plans and specifications approved by Landlord. All such construction shall be performed in a manner which will not interfere with the quiet enjoyment of other tenants of the Building. Any such improvements, alterations, wiring, cables, or conduit installed by Tenant shall at once become part of the Premises and belong to Landlord except for removable machinery and unattached movable trade fixtures. Landlord may at its option require that Tenant remove any improvements, alterations, wiring, cables or conduit installed by or for Tenant and restore the Premises to the original condition upon termination of this Lease. Landlord shall have the right to approve the contractor used by Tenant for any work in the Premises, and to post notices of non-responsibility in connection with work being performed by Tenant in the Premises. Work by Tenant shall comply with all laws then applicable to the Premises. Tenant shall not allow any liens to attach to the Building or Tenant's interest in the Premises as a result of its activities or any alterations.

6.2.2 Landlord may perform alterations to or change the configuration of the Building, the Building, the parking area, and other common areas.

7.1 Indemnity.

Tenant shall indemnify, defend, and hold harmless Landlord and its managing agents and employees from any claim, liability, damage, or loss occurring in, on, or about the Premises, or any cost or expense in connection therewith (including attorney fees), arising out of (a) any damage to any person or property occurring in, on, or about the Premises due to Tenant's own negligence or willful misconduct and/or (b) Tenant's breach or violation of any term of this Lease. Landlord shall indemnify, defend, and hold harmless Tenant and its managing agents and employees from any claim, liability, damage, or loss occurring in, on, or about the Premises, or any cost or expense in connection therewith (including attorney fees), arising out of (a) any damage to any person or property occurring in, on, or about the Premises due to Landlord's own negligence or willful misconduct, and/or (b) Landlord's breach or violation of any term of this Lease.

7.2 Insurance.

Tenant shall carry liability insurance with limits of not less than Two Million Dollars ($2,000,000) combined single limit bodily injury and property damage which insurance shall have an endorsement naming Landlord and Landlord's managing agent, if any, as an additional insured, cover the liability insured under Section 7.1 of this Lease and be in form and with companies reasonably acceptable to Landlord. Prior to occupancy, Tenant shall furnish a certificate evidencing such insurance which shall state that the coverage shall not be canceled or materially changed without thirty (30) days' advance notice to

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Landlord and Landlord's managing agent, if any. Tenant shall furnish to Landlord a renewal certificate at least thirty (30) days prior to expiration of any policy.

8.1 Fire or Casualty.

"Major Damage" means damage by fire or other casualty to the Building or the Premises which causes the Premises or any substantial portion of the Building to be unusable, or which will cost more than 25 percent of the pre-damage value of the Building to repair, or which is not covered by insurance. In case of Major Damage, Landlord may elect to terminate this Lease by notice in writing to the Tenant within thirty (30) days after such date. If this Lease is not terminated following Major Damage, or if damage occurs which is not Major Damage, Landlord shall promptly restore the Premises to the condition existing just prior to the damage. Tenant shall promptly restore all damage to tenant improvements or alterations installed or paid for by Tenant or pay the cost of such restoration to Landlord if Landlord elects to do the restoration of such improvements. Unless the casualty was caused by Tenant, rent shall be reduced from the date of damage until the date restoration work being performed by Landlord is substantially complete, with the reduction to be in proportion to the area of the Premises not usable by Tenant.

8.2 Waiver of Subrogation.

Tenant shall be responsible for insuring its personal property and trade fixtures located on the Premises and any alterations or tenant improvements it has made to the Premises. Neither Landlord, its managing agent nor Tenant shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks that are covered by property insurance or could be covered by a customary broad form of property insurance policy, or for any business interruption, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

9.1 Eminent Domain.

If a condemning authority takes title by eminent domain or by agreement in lieu thereof to the entire Building or a portion sufficient to render the Premises unsuitable for Tenant's use, then either party may elect to terminate this Lease effective on the date that possession is taken by the condemning authority. If this Lease is not terminated, then rent shall be reduced for the remainder of the term in an amount proportionate to the reduction in area of the Premises caused by the taking. All condemnation proceeds shall belong to Landlord, and Tenant shall have no claim against Landlord or the condemnation award because of the taking.

10.1 Assignment and Subletting.

Tenant shall not assign or encumber its interest under this Lease or sublet all or any portion of the Premises without first obtaining Landlord's consent in writing. No assignment shall relieve Tenant of its obligation to pay rent or perform other obligations required by this Lease, and no consent to one assignment or subletting shall be a consent to any further assignment or subletting. If Tenant proposes a subletting or assignment for which Landlord's consent is required, Landlord shall have the option of terminating this Lease and dealing directly with the proposed subtenant or assignee, or any third party. If Landlord elects to terminate this lease, Tenant shall have the right to withdraw the proposal to sublet or assign this lease. If Landlord does not terminate this Lease, Landlord shall not unreasonably withhold its consent to any assignment or subletting provided the effective rental paid by the subtenant or assignee is not less than the current scheduled rental rate of the Building for comparable space and the proposed Tenant is compatible with Landlord's normal standards for the Building. If an assignment or subletting is permitted, any cash net profit, or the net value of any other consideration received by Tenant as a result of such transaction shall be split equally between Landlord and Tenant after Tenant's cost of subleasing have been first deducted (including commissions, legal fees, tenant improvements and any other cost of inducements to sublease). Tenant shall pay any costs incurred by Landlord in connection with a request for assignment or subletting, including reasonable attorney fees.

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Permitted Transfers - Notwithstanding anything to the contrary contained in this Lease, so long as Tenant is not in default of its obligations under this Lease and has paid all rentals due to the date thereof, Tenant shall have the right to assign, transfer or sublet this Lease and the Premises, without the need for consent of Landlord, as follows (each, a **"Permitted Transfer"**): (i) to any financial institution, whether or not such institution is an affiliate of Tenant so long as such transferee has a balance sheet reflecting net equity of not less than $10,000,000; (ii) to the successor entity in connection with any merger of Tenant or to an acquiring entity in connection with the sale of all or substantially all of the stock or assets of Tenant (a **"Transaction Transfer"**) so long as such successor entity has a balance sheet reflecting net equity of not less than $10,000,000; or (iii) to a subsidiary, parent, or other affiliated entity (a) controlled by Tenant, (b) that controls Tenant so long as such transferee has a balance sheet reflecting net equity of not less than $10,000,000, or (c) that is controlled by the same entity which controls Tenant, where **"control"** means ownership of the interests constituting 50 percent or more of the voting power of a corporation or partnership and/or the right or power to direct or cause the direction of the management and policies of the entity in question (an **"Affiliate Transfer"**), subject to the following: (1) the purchaser, assignee, sublessee or surviving or acquiring entity shall covenant to be bound by and comply with all of the terms and provisions of this Lease (except that a sublessee may not be required to pay rent directly to Landlord; however, Landlord does agree to accept rent from Tenant's assignees or subtenant), and if the nature of the transfer is a merger or consolidation, this requirement is deemed satisfied by operation of law; (2) Tenant will promptly notify Landlord as to such assignment, sublease or other transfer, sale, consolidation or other transfer, and the assignee or sublessee or surviving or acquiring entity shall be objectively creditworthy in Landlord's reasonable judgment.

Landlord will not be required to give notices to any licensee or sublessee and, if there is an assignment, Landlord will only be required to give notices to a single address to be designated by Tenant by notice pursuant to this Lease. Tenant (and any Guarantor of this Lease) will remain fully and primarily obligated and primarily liable, on a joint and several basis, under every provision of this Lease with any such assignee or transferee.

11.1 Default.

Any of the following shall constitute an Event of Default by Tenant under this Lease (time of performance being of the essence of this Lease):

11.1.1 Tenant's failure to pay rent or any other charge under this Lease within 15 days after it is due.

11.1.2 Tenant's failure to comply with any other term or condition within twenty (20) days following written notice from Landlord specifying the noncompliance. If such noncompliance cannot be cured within the twenty (20)-day period, this provision shall be satisfied if Tenant commences correction within such period and thereafter proceeds in good faith and with reasonable diligence to complete correction as soon as possible but not later than ninety (90) days after the date of Landlord's notice.

11.1.3 Failure of Tenant to execute the documents described in Section 16.1 or 16.3 within the time required under such Sections; failure of Tenant to provide or maintain the insurance required of Tenant pursuant hereto; or failure of Tenant to comply with any Laws as required pursuant hereto within twenty-four (24) hours after written demand by Landlord.

11.1.4 Tenant's insolvency, business failure, or assignment for the benefit of its creditors. Tenant's commencement of proceedings under any provision of any bankruptcy or insolvency law or failure to obtain dismissal of any petition filed against it under such laws within the time required to answer; or the appointment of a receiver for all or any portion of Tenant's properties or financial records.

11.1.5 Assignment or subletting by Tenant in violation of Section 10.1.

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11.1.6 Vacation or abandonment of the Premises without the written consent of Landlord or failure to occupy the Premises within twenty (20) days after notice from Landlord tendering possession.

11.2 Remedies for Default.

Upon occurrence of an Event of Default as described in Section 11.1, Landlord shall have the right to the following remedies, which are intended to be cumulative and in addition to any other remedies provided under applicable law or under this Lease:

11.2.1 Landlord may at its option terminate this Lease, without prejudice to its right to damages for Tenant's breach. With or without termination, Landlord may retake possession of the Premises and may use or relet the Premises without accepting a surrender or waiving the right to damages. Following such retaking of possession, efforts by Landlord to relet the Premises shall be sufficient if Landlord follows its usual procedures for finding tenants for the space at rates not less than the current rates for other comparable space in the Building. If Landlord has other vacant space in the Building, prospective tenants may be placed in such other space without prejudice to Landlord's claim to damages or loss of rentals from Tenant.

11.2.2 Landlord may recover all damages caused by Tenant's default which shall include an amount equal to rentals lost because of the default, Lease commissions paid for this Lease, and the unamortized cost of any tenant improvements installed by or paid for by Landlord. Landlord may sue periodically to recover damages as they occur throughout the Lease term, and no action for accrued damages shall bar a later action for damages subsequently accruing. Landlord may elect in any one action to recover accrued damages plus damages attributable to the remaining term of the Lease. Such damages shall be measured by the difference between the rent under this Lease and the reasonable rental value of the Premises for the remainder of the term, discounted to the time of judgment at the prevailing interest rate on judgments.

11.3 Landlord's Right To Cure Default.

Landlord may, but shall not be obligated to, make any payment or perform any obligation which Tenant has failed to perform when required under this Lease. All of Landlord's expenditures incurred to correct the failure to perform shall be reimbursed by Tenant upon demand with interest from the date of expenditure at the rate of 1 1/2 percent per month. Landlord's right to correct Tenant's failure to perform is for the sole protection of Landlord and the existence of this right shall not release Tenant from the obligation to perform all of the covenants herein required to be performed by Tenant, or deprive Landlord of any other right which Landlord may have by reason of default of this Lease by Tenant, whether or not Landlord exercises its right under this Section.

12.1 Surrender; Holdover.

On expiration or early termination of this Lease, Tenant shall deliver all keys to Landlord and surrender the Premises vacuumed, swept, and free of debris and in the same condition as at the commencement of the term subject only to reasonable wear from ordinary use. Tenant shall remove all of its furnishings and trade fixtures that remain its property and any alterations, cables, or conduits if required by Section 6.2, and shall repair all damage resulting from such removal. Failure to remove shall be an abandonment of the property, and, following ten (10) days' written notice, Landlord may remove or dispose of it in any manner without liability, and recover the cost of removal and other damages from Tenant. If Tenant fails to vacate the Premises when required, including failure to remove all its personal property, Landlord may elect either: (i) to treat Tenant as a tenant from month to month, subject to the provisions of this Lease except that rent shall be 125% of the total rent being charged when the Lease term expired, and any option or other rights regarding extension of the term or expansion of the Premises shall no longer apply; or (ii) to eject Tenant from the Premises (using self-help or otherwise) and recover damages caused by wrongful holdover.

13.1 Regulations.

Landlord shall have the right but shall not be obligated to make, revise and enforce rules and regulations or policies consistent with this Lease for the purpose of promoting safety, health, order, economy, cleanliness,

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and good service to all tenants of the Building, including, but not limited to, moving, use of common areas, and prohibition of smoking. All such regulations and policies including those, if any, attached to this Lease, shall be complied with as if part of this Lease and failure to comply shall be a default.

14.1 Access.

During times other than normal Building hours, Tenant's officers and employees or those having business with Tenant may be required to identify themselves or show passes in order to gain access to the Building. Landlord shall have no liability for permitting or refusing to permit access by anyone. Landlord may regulate access to any Building elevators outside of normal Building hours. Landlord shall have the right to enter upon the Premises at any time by passkey or otherwise to determine Tenant's compliance with this Lease, to perform necessary services, maintenance and repairs or alterations to the Building or the Premises, to post notices of nonresponsibility, or to show the Premises to any prospective tenant or purchasers. Except in case of emergency, such entry shall be at such times and in such manner as to minimize interference with the reasonable business use of the Premises by Tenant.

14.2 Furniture and Bulky Articles.

Tenant shall move furniture and bulky articles in and out of the Building or make independent use of any elevators only at times approved by Landlord following at least 24 hours' written notice to Landlord of the intended move.

15.1Notices.

Notices between the parties relating to this Lease shall be in writing, effective when delivered during business hours by facsimile transmission, hand delivery, private courier, or first-class or certified U.S. mail. Notices shall be delivered postage prepaid, to the address or facsimile number for the party stated in the Basic Lease Terms or to such other address as either party may specify by notice to the other. Notice to Tenant may always be delivered to the Premises. Rent shall be payable to Landlord at the same address and in the same manner, but shall be considered paid only when received.

16.1Subordination and Attornment.

This Lease shall be subject to and subordinate to any mortgages, deeds of trust, ground lease, master lease, or land sale contracts (hereafter collectively referred to as encumbrances) now existing against the Building. At Landlord's option this Lease shall be subject and subordinate to any future encumbrance, ground lease, or master lease hereafter placed against the Building (including the underlying land) or any modifications of existing encumbrances, and Tenant shall execute such documents as may reasonably be requested by Landlord or the holder of the encumbrance to evidence this subordination. If any encumbrance is foreclosed, then if the purchaser at foreclosure sale gives to Tenant a written agreement to recognize Tenant's Lease, Tenant shall attorn to such purchaser and this Lease shall continue.

16.2Transfer of Building.

If the Building is sold or otherwise transferred by Landlord or any successor, Tenant shall attorn to the purchaser or transferee and recognize it as the landlord under this Lease, and, provided the purchaser or transferee assumes all obligations under this Lease thereafter accruing, the transferor shall have no further liability hereunder.

16.3Estoppels.

Either party will within ten (10) days after notice from the other execute, acknowledge, and deliver to the other party a certificate certifying whether or not this Lease has been modified and is in full force and effect; whether there are any modifications or alleged breaches by the other party; the dates to which rent has been paid in advance, and the amount of any security deposit or prepaid rent; and any other facts that may reasonably be requested. Failure to deliver the certificate within the specified time shall be conclusive upon the party of whom the certificate was requested that the Lease is in full force and effect and has not been modified except as may be represented by the party requesting the certificate. If requested by the

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holder of any encumbrance, or any underlying lessor, Tenant will agree to give such holder or lessor notice of and an opportunity to cure any default by Landlord under this Lease.

17.1 Attorney Fees.

In any litigation arising out of this Lease, including any bankruptcy proceeding, the prevailing party shall be entitled to recover attorney fees at trial and on any appeal or petition for review. If Landlord incurs attorney fees because of a default by Tenant, Tenant shall pay all such fees whether or not litigation is filed. If Landlord employs a collection agency to recover delinquent charges, Tenant agrees to pay all collection agency and other fees charged to Landlord in addition to rent, late charges, interest, and other sums payable under this Lease.

18.1 Quiet Enjoyment.

Landlord warrants that as long as Tenant complies with all terms of this Lease, it shall be entitled to possession of the Premises free from any eviction or disturbance by Landlord or parties claiming through Landlord.

18.2 Limitation on Liability.

Notwithstanding any provision in this Lease to the contrary, neither Landlord nor its managing agent or employees shall have any liability to Tenant for loss or damages to Tenant's property from any cause, nor arising out of the acts, including criminal acts, of other tenants of the Building or third parties, nor any liability for consequential damages, nor liability for any reason which exceeds the value of its interest in the Building.

19.1 Additional Rent: Tax Adjustment.

Tenant shall pay to Landlord, as additional rent, Tenant's Proportionate Share of real property taxes for the Building and its underlying land. Effective January 1 of each year Landlord shall estimate the amount of real property taxes for the ensuing calendar year. Tenant shall pay each month, at the same time as Base Rent, one twelfth of Landlord's estimate of Tenant's Proportionate Share of real property taxes, provided that Landlord may revise it's estimate during any year with reasonable cause and the additional estimate shall be payable as equal additions to rent for the remainder of the calendar year. Following the end of each calendar year, or when actual tax year information becomes available, Landlord shall compute the actual real property taxes and bill Tenant for any deficiency or credit Tenant with any excess collected. Tenant shall pay any such deficiency within thirty (30) days after Landlord's billing, whether or not this Lease shall have expired or terminated at the time of such billing. "Real property taxes" as used herein shall mean all taxes and assessments of any public authority against the Building and the land on which it is located, the cost of contesting any tax and any form of fee or charge imposed on Landlord as a direct consequence of owning or leasing the Premises, including but not limited to, rent taxes, gross receipt taxes, leasing taxes, or any fee or charge wholly or partially in lieu of or in substitution for ad valorem real property taxes or assessments, whether now existing or hereafter enacted. If any portion of the Building is occupied by a tax-exempt tenant so that the Building has a partial tax exemption under ORS 307.112 or a similar statute, then real property taxes shall mean taxes computed as if such partial exemption did not exist. If a separate assessment or identifiable tax increase arises because of improvements to the Premises, then Tenant shall pay 100 percent of such increase. Landlord, at its discretion, may bill Tenant annually or semi-annually any taxes due.

19.2 Additional Rent: Cost-of-Living Adjustment.

NA

19.3 Additional Rent: Operating Expense Adjustment.

Tenant shall pay as additional rent Tenant's Proportionate Share of the amount by which operating expenses for the Building increase over those experienced by Landlord during the Base Year for expenses stated in the Basic Lease Terms. Effective January 1 of each year Landlord shall estimate the amount by which operating expenses are expected to increase, if any, over those incurred in the base year. Monthly

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rent for that year shall be increased by one-twelfth of Tenant's share of the estimated increase, provided that Landlord may revise its estimate during any year with reasonable cause and the additional estimate shall be payable as equal additions to rent for the remainder of the calendar year. Following the end of each calendar year, Landlord shall compute the actual increase in operating expenses and bill Tenant for any deficiency or credit Tenant with any excess collected. Tenant shall pay any such deficiency within thirty (30) days after Landlord's billing, whether or not this Lease shall have expired or terminated at the time of such billing. As used herein "operating expenses" shall mean all costs of operating, maintaining, and repairing the Building as determined by standard real estate accounting practice, including, but not limited to: all water and sewer charges; the cost of natural gas and electricity provided to the Building; janitorial and cleaning supplies and services; administration costs and management fees (which shall not exceed 5% of the base rent); superintendent fees; security services, if any; insurance premiums; licenses, permits for the operation and maintenance of the Building and all of its component elements and mechanical systems; ordinary and emergency repairs and maintenance, and the annual amortized capital improvement cost (amortized over such a period as Landlord may select but not shorter than the period allowed under the Internal Revenue Code and at a current market interest rate) for any capital improvements to the Building required by any governmental authority or those which have a reasonable probability of improving the operating efficiency of the Building. "Operating Expenses" shall also include all assessments under recorded covenants or master plans and/or by owner's associations. If electricity or other energy costs increase between the date of this Lease and last day of the Base Year, (i) Tenant shall pay to Landlord, on a monthly basis as additional rent, its Proportionate Share of such cost increase for the period from the date of such increase until the first estimated payment due under this Section, and (ii) Landlord may adjust the calculation of Base Year operating expenses by using the energy costs in effect on the date of this Lease.

19.4 Disputes.

If Tenant disputes any computation of additional rent or rent adjustment under Sections 19.1 through 19.3 of this Lease, it shall give notice to Landlord not later than thirty (30) days after the notice from Landlord describing the computation in question, but in any event not later than (thirty) 30 days after expiration or earlier termination of this Lease. If Tenant fails to give such a notice, the computation by Landlord shall be binding and conclusive between the parties for the period in question. If Tenant gives a timely notice, the dispute shall be resolved by an independent certified public accountant selected by Landlord whose decision shall be conclusive between the parties. Each party shall pay one-half of the fee for making such determination except that if the adjustment in favor of Tenant does not exceed 10 percent of the escalation amounts for the year in question, Tenant shall pay (i) the entire cost of any such third-party determination; and (ii) Landlord's out-of-pocket costs and reasonable expenses for personnel time in responding to the audit. Nothing herein shall reduce Tenant's obligations to make all payments as required by this Lease. In no event shall Landlord have any liability to Tenant based on its calculation of additional rent or rent adjustments except and only the obligation to cause any correction to be made pursuant to this Section 19.4. Tenant shall maintain as strictly confidential the existence and resolution of any dispute regarding rent charges hereunder.

20.1 Hazardous Materials.

Neither Tenant nor Tenant's agents or employees shall cause or permit any Hazardous Material, as hereinafter defined, to be brought upon, stored, used, generated, released into the environment, or disposed of on, in, under, or about the Premises, except reasonable quantities of cleaning supplies and office supplies necessary to or required as part of Tenant's business that are generated, used, kept, stored, or disposed of in a manner that complies with all laws regulating any such Hazardous Materials and with good business practices. Tenant covenants to remove from the Premises (or the Building, if applicable), upon the expiration or sooner termination of this Lease and at Tenant's sole cost and expense, any and all Hazardous Materials brought upon, stored, used, generated, or released into the environment during the term of this Lease. To the fullest extent permitted by law, Tenant hereby agrees to indemnify, defend, protect, and hold harmless Landlord, Landlord's managing agent and their respective agents and employees, and their respective successors and assigns, from any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses that arise during or after the term directly or indirectly from the use, storage, disposal,

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release, or presence of Hazardous Materials on, in, or about the Premises which occurs during the term of this Lease. Tenant shall promptly notify Landlord of any release of Hazardous Materials in, on, or about the Premises that Tenant or Tenant's agents or employees become aware of during the Term of this Lease, whether caused by Tenant, Tenant's agents or employees, or any other persons or entities. As used herein, the term "Hazardous Materials" shall mean any hazardous or toxic substance, material, or waste which is or becomes regulated by any local governmental authority, the state of Washington or the United States Government. The term "Hazardous Materials" shall include, without limitation, any material or substance that is (i) defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material," or "waste" under any federal, state, or local law, (ii) petroleum, and (iii) asbestos. The provisions of this Section 20, including, without limitation, the indemnification provisions set forth herein, shall survive any termination of this Lease.

20.2Mold.

Tenant shall not allow or permit any conduct or omission at the Premises that will have a high volume of water usage outside of the restroom areas and is not consistent with general office use.

21.1Complete Agreement; No Implied Covenants.

This Lease and the attached Exhibits and Schedules if any, constitute the entire agreement of the parties and supersede all prior written and oral agreements and representations and there are no implied covenants or other agreements between the parties except as expressly set forth in this Lease. Neither Landlord nor Tenant is relying on any representations other than those expressly set forth herein.

21.2Space Leased AS IS.

Unless otherwise stated in this Lease, the Premises are leased AS IS in the condition now existing with no alterations or other work to be performed by Landlord.

21.3Captions.

The titles to the Sections of this Lease are descriptive only and are not intended to change or influence the meaning of any Section or to be part of this Lease.

21.4Nonwaiver.

Failure by Landlord to promptly enforce any regulation, remedy, or right of any kind under this Lease shall not constitute a waiver of the same and such right or remedy may be asserted at any time after Landlord becomes entitled to the benefit thereof notwithstanding delay in enforcement.

21.5Consent.

Except where otherwise provided in this Lease, either party may withhold its consent for any reason or for no reason whenever that party's consent is required under this Lease.

21.6Force Majeure.

If performance by Landlord of any portion of this Lease is made impossible by any prevention, delay, or stoppage caused by governmental approvals, war, acts of terrorism, strikes, lockouts, labor disputes, acts of God, inability to obtain services, labor, or materials or reasonable substitutes for those items, governmental actions, civil commotions, fire or other casualty, or other causes beyond the reasonable control of Landlord, performance by Landlord for a period equal to the period of that prevention, delay, or stoppage is excused.

21.7Commissions.

Each party represents that it has not had dealings with any real estate broker, finder, or other person with respect to this Lease in any manner, except for the broker(s) identified in the Basic Lease Terms. Landlord shall pay a leasing commission in accordance with a separate agreement between Landlord and broker.

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21.8Successors.

This Lease shall bind and inure to the benefit of the parties, their respective heirs, successors, and permitted assigns.

21.9Financial Reports.

Within fifteen (15) days after Landlord's request, Tenant will furnish Tenant's most recent audited financial statements (including any notes to them) to Landlord, or, if no such audited statements have been prepared, such other financial statements (and notes to them) as may have been prepared by an independent certified public accountant or, failing those, Tenant's internally prepared financial statements. Tenant will discuss its financial statements with Landlord and will give Landlord access to Tenant's books and records in order to enable Landlord to verify the financial statements. Landlord will not disclose any aspect of Tenant's financial statements except (1) to Landlord's lenders or prospective purchasers of the Building who have executed a sales contract with Landlord, (2) in litigation between Landlord and Tenant, or (3) if required by court order.

21.10Waiver of Jury Trial.

To the maximum extent permitted by law, Landlord and Tenant each waive right to trial by jury in any litigation arising out of or with respect to this Lease.

21.11Exhibits.

The following Exhibits are attached hereto and incorporated as a part of this Lease:

Exhibit "A" - Premises
Exhibit "B" - Work Agreement
Exhibit "C" - Rules and Regulations
Exhibit "D" - Guaranty

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Lease as of the day and year first written above.

LANDLORD: By: [signature]

Title: Mark R. Schlesinger, Member / Manager

By: [signature]

Title: N. Josh Schlesinger, Member

TENANT: By: [signature]

Title: C.E.O.

By: __________

Title: __________

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[initials] Landlord [initials] Tenant

EXHIBIT "A"
Premises



6TH FLOOR

BANK OF AMERICA
FINANCIAL CENTER

SCHLESINGER

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EXHIBIT "B"
Work Agreement

SECTION 1 IMPROVEMENTS PROVIDED BY LANDLORD.

Unless otherwise agreed by Landlord and Tenant in an addendum to the Lease, Landlord shall provide the following improvements in the Premises ("Landlord's Work") and shall obtain, at Landlord's cost, the permits therefore:

1) Landlord will manage the installation of the generator as a Tenant Improvement allowance of up to $25,000. If installation exceeds $25,000 tenant and landlord agree to split incremental cost 50% and 50% respectively. In no case shall tenant's portion exceed $20,000.

2) In the event that Tenant does not require Landlord to install generator, the Tenant Improvement allowance of $25,000 can be applied to other improvements made by Tenant and shall be reimbursed within 30 days of invoice submittal to Landlord.

Tenant will purchase and deliver to site a generator, transformer, diesel fuel tank and necessary transfer switches and will maintain a generator for their exclusive use subject to landlord's approval of rooftop location, approval of tenant's contractor and tenant receiving appropriate permits from the city of Vancouver. Landlord will reimburse tenant $25,000 within 30 days of completion of the installation and approval by city of Vancouver permitting process.

Landlord shall replace carpeting in the elevator core area within 30 days of execution of this lease. This shall not apply toward Tenant Improvements. Tenant must secure Landlord's approval for all engineers, designers or contractors used and they must be licensed and bonded.

SECTION 2 IMPROVEMENTS PROVIDED AT TENANT'S EXPENSE.

Unless otherwise agreed by Landlord and Tenant in an addendum attached to the Lease, all improvements constructed in the Premises in addition to those listed in Section 1 of this Work Agreement shall be approved in writing by Landlord pursuant to Section 3 of this Work Agreement and the cost thereof, including the cost of obtaining all necessary permits and approvals, shall be paid by Tenant. ***Tenant shall provide a preliminary space plan for Landlord's approval.***

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EXHIBIT "C"
Rules & Regulations

1. The entrances, halls, corridors, stairways, exits, and elevators shall not be obstructed by any of the tenants or used for any purpose other than for ingress from their respective premises. The entrances, halls, corridors, stairways, exits, and elevators are not intended for use by the general public but for the tenant and its employees, licensees, and invitees. Landlord reserves the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it in its reasonable judgment deems best for the benefit of the tenants generally. No tenant shall invite to the tenants' premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of any of the plazas, entrances, corridors, elevators, and other facilities of the Building by any other tenants. Fire exits and stairways are for emergency use only, and they will not be used for any other purpose.

2. Landlord may refuse admission to the Building outside of the business hours of the Building to any person not producing identification satisfactory to Landlord. If Landlord issues identification passes, Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to Landlord for all acts or omissions of such persons.

3. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shade, or screens, if any, which are different from the standards adopted by Landlord for the Building shall be attached to or hung in any exterior window or door of the premises of any tenant without the prior written consent of Landlord.

4. No sign, placard, picture, name lettering, advertisement, notice, or object visible from the exterior of any tenant's premises shall be displayed in or on the exterior windows or doors, or on the outside of any tenant's premises, or at any point inside any tenant's premises where the same might be visible outside of such premises, without the prior written consent of Landlord. Landlord may adopt and furnish to tenants general guidelines relating to signs inside the Building and Tenant shall conform to such guidelines. All approved signs or lettering shall be prepared, printed, affixed, or inscribed at the expense of the tenant and shall be of a size, color, and style acceptable to Landlord.

5. The windows that reflect or admit light and air into the halls, passageways, or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels, or other articles be placed on the windowsills.

6. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors, or vestibules.

7. No bicycles, vehicles, animals, fish, or birds of any kind shall be brought into or kept in the premises of any tenant or the Building. ADA or handicap requirements shall supersede this rule.

8. No noise, including, but not limited to, music or the playing of musical instruments, recordings, radio or television, which, in the judgment of Landlord, might disturb other tenants in the Building, shall be made or permitted by any tenant.

9. No tenant, nor any tenant's contractors, employees, agents, visitors, invitees or licensees, shall at any time bring into or keep upon the premises or the Building any inflammable, combustible, explosive, environmentally hazardous or otherwise dangerous fluid, chemical, or substance.

10. All movement of freight, furniture, packages, boxes, crates, or any other object or matter of any description must take place during such hours and in such elevators, and in such manner as Landlord or its agent may determine from time to time. Any labor and engineering costs incurred by Landlord in connection with any moving herein specified, shall be paid by Tenant to Landlord, on demand.

11. No tenant shall use its premises, or permit any part thereof to be used, for manufacturing or the sale at retail or auction of merchandise, goods, or property of any kind, unless said use is consistent with the use provisions of the Lease.

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12. Landlord shall have the right to prescribe the weight and position of safes and other objects of excessive weight, and no safe or other object whose weight exceeds the lawful load for the area upon which it would stand shall be brought into or kept upon any tenant's premises. If, in the judgement of Landlord, it is necessary to distribute the concentrated weight of any heavy object, the work involved in such distribution shall be done at the expense of the tenant and in such manner as Landlord shall determine. Landlord shall review and approve Tenants space plan and all floor loading requirements shall be deemed as acceptable to landlord with execution of this lease. Any changes shall be re-approved by landlord and engineer.

13. Landlord, its contractors, and their respective employees, shall have the right to use, without charge therefor, all light, power, and water in the premises of any tenant while cleaning or making repairs or alterations in the premises of such tenant.

14. No premises of any tenant shall be used for lodging or sleeping or for any immoral or illegal purpose.

15. The requirements of tenants for any services by Landlord will be attended to only upon prior application to the Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from Landlord.

16. Canvassing, soliciting, and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

17. Each tenant shall store its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the area of the Building without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. No tenant shall cause or permit any unusual or objectionable odors to emanate from its premises which would annoy other tenants or create a public or private nuisance.

18. No coin vending machine, video game, coin or token operated amusement device, or similar machine shall be used or installed in any tenant's premises without Landlord's prior written consent.

19. No bankruptcy, going out of business, liquidation, or other form of distress sale shall be held on any of tenant's premises. No advertisement shall be done by loudspeaker, barkers, flashing lights, or displays or other methods not consistent with the character of an office building.

20. Nothing shall be done or permitted in any tenant's premises, and nothing shall be brought into or kept in any tenant's premises, which would impair or interfere with the economic heating, cleaning, or other servicing of the Building or the premises, or the use or enjoyment by any other tenant of any other premises, nor shall there be installed by any tenant any ventilating, air conditioning, electrical, or other equipment of any kind which, in the reasonable judgment of Landlord, might cause any such impairment or interference.

21. No acids, vapors, or other similar caustic materials shall be discharged or permitted to be discharged into the waste lines, vents, or flues of the Building. The water and wash closets and other plumbing fixtures in or serving any tenant's premises shall not be used for any purpose other than the purposes for which they were designed or constructed, and no sweepings, rubbish, rags, acids, or other foreign substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, invitees, visitors, or licensees shall have caused the same.

22. All entrance doors in each tenant's premises shall be left locked and all windows shall be left closed by the tenant when the tenant's premises are not in use. Entrance doors to the tenant's premises shall not be left open at any time. Each tenant, before closing and leaving its premises at any time, shall turn out all lights.

23. Hand trucks not equipped with rubber tires and side guards shall not be used within the Building.

24. Landlord reserves the right to rescind, modify, alter, or waive any rule or regulation at any time prescribed for the Building when, in its reasonable judgment, it deems it necessary, desirable or proper for its best interest and for the best interests of the tenants generally, and no alteration or waiver of any rule or regulation in favor of any tenant shall constitute a waiver or alteration in favor of any other tenant. Landlord shall not be responsible to any tenant for the

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nonobservance or violation by any other tenant of any of the rules and regulations at any time prescribed for the Building.

25. Landlord reserves the right to add to, modify, or otherwise change these Rules and Regulations. Such changes shall become effective when written notice thereof is provided to tenants of the Building.

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BOMA Portland

ADDENDUM TO OFFICE LEASE

dated

February 14, 2008

BY & BETWEEN

RS Holdings, LLC, Landlord

and

Columbia River Bank, Tenant

in the

BANK OF AMERICA FINANCIAL CENTER

located at

805 Broadway, Vancouver, Washington

1. **CARPET PROTECTION.**

The Tenant must provide, at its own expense, protection to the carpets from chair wheels or other abnormal wear, tear, or staining. The Tenant shall be responsible for replacing carpet where damage has occurred due to lack of said protection. Tenant shall be responsible for heavy stain removal and periodic shampooing of carpet. It is recommended that carpets be shampooed at least annually.

Landlord shall be responsible for vacuuming and minor spot removal as provided for in the Lease. Landlord shall shampoo and thoroughly clean carpets prior to Tenant's occupancy.

2. **SECURITY.**

Management recommends that Tenant consider security systems within their own premises such as monitored systems. Tenant should consult experts in this field for advice.

If the Tenant installs a monitored system, neither the Landlord nor its contractors shall be held responsible for setting off the alarm mistakenly, and the possible fines which could be levied.

3. **SIGNS.**

The Landlord shall at its sole expense provide one listing in the building lobby directory displaying the Tenant's firm name. Additional listings may be available depending on space availability and building policy at the Tenant's expense.

Door signs or any other signs shall be at the expense of the Tenant. Landlord reserves the right to approve all such signage. Such signs will be required to be displayed in the "building standard" manner.

It is incumbent upon Tenant to clarify signage policies to the Tenant's satisfaction prior to entering into this lease agreement. The Tenant should submit a written sign request to management identifying the correct spelling and manner by which the firm's name should be displayed.

4. **AMERICANS WITH DISABILITIES ACT.**

The publisher strongly recommends that both the Tenant and the Landlord become familiar with the Americans with Disabilities Act of 1990, Public Laws 101-336. The act may impose certain duties and responsibilities upon either or both parties to this lease. These duties and responsibilities may include, but not be limited to the removal of certain architectural barriers and ensure that disabled persons are not denied the opportunity to benefit from the same goods and services as those available to persons without disabilities. Under the Act, prohibition against discrimination applies to any person who is the owner, operator, landlord or tenant of a place of

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public accommodation.

5. **UTILITY SERVICE.**
   a. Landlord Service. Landlord shall have the right at any time and from time to time during the Lease Term to either contract for utility service from a different company or companies providing service (each such company shall hereinafter be referred to as an "Alternative Service Provider") or continue to contract for service from the Present Service Provider.

   b. Access. Tenant shall cooperate with Landlord, the Utility Service Provider, and any Alternative Service Provider at all times and, as reasonably necessary, shall allow Landlord, Service Provider, and any Alternative Service Provider reasonable access to the building's pipes, lines, feeders, risers, wiring, and any other machinery within the Premises.

   c. The Tenant shall not contract or engage any other utility provider that may adversely impact on the overall operation of the building under this Lease.

6. **PROPERTY REMOVAL AT END OF TERM**

Prior to the expiration or earlier termination of the Lease, Tenant will remove at its cost from the Premises all of Tenant's property including Tenant improvements installed by Tenant. Such improvements may include, without limitation, any walls, doors, partitions, counters, cabinets, cabling, conduit, and telecommunication or data equipment. Tenant will promptly repair any damage to Landlord's property caused by such removal, and restore the area to the condition the area was in prior to installation of the property in question.

If Tenant fails to remove the improvements, Landlord may remove and seek compensation from Tenant for such removal. Landlord may dispose of any personal property left by the Tenant in the premises, including as described above, after termination of the tenancy and notice if any, as required by Lease.

7. **SELF HELP**

Landlord may use self-help if provided by Washington laws, to obtain possession of the premises after a Tenant defaults. This may include changing the locks and otherwise taking possession of the premises providing notice. If Tenant fails to remove its personal property, Landlord may keep and use the property or remove the property and seek compensation from Tenant for such removal. If property is to be stored or sold, in accordance with applicable law, it shall be at Tenant's sole expense.

8. **RENTAL BILLING:**

Landlord or its agent may provide to Tenant a monthly billing statement however is not obligated to do so. Said billing may be available as an email billing; if paper billing by Tenant is preferred Landlord or its agent may bill additionally for such service, if available.

9. **OPTION TO TERMINATE:**

Tenant shall have the right to cancel its lease at any time after the conclusion of the 62nd month of the initial Lease Term with a 365 day written notice to Landlord. There will be no unamortized costs payable by Tenant due.

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10. OPTION TO RENEW:

Landlord shall grant Tenant one (1) option to renew its lease for a period of five (5) years, provided Tenant gives Landlord a 365 day prior written notice prior to lease expiration. The base rental rate shall be 15% more than the base rental rate at the end of the initial term.

Landlord shall grant an additional option to renew its lease for a period of five (5) years at 95% fair market value.

11. FIRST RIGHT OF REFUSAL ON GROUND FLOOR SPACE:

Tenant shall also have a Right of First Refusal for the Bank of America retail branch on the ground floor at a market rate should Bank of America elect not to renew its lease.

12. ANTENNA INSTALLATION:

Tenant may install, at its expense, an antenna(s), and/or satellite dish(s) on the roof of the building subject to Landlord's reasonable approval at no additional rental cost. The signal of any antenna installed can not interfere with existing antennas already mounted on the building.